Coffee Holding Company, Inc. Reports Third Quarter Earnings

BROOKLYN, New York--September 15, 2005--Coffee Holding Company, Inc. (AMEX:JVA) today announced its results for the three and nine month periods ended July 31, 2005, which included 13 weeks.

In this release, the company:

o     Reports sales growth for the quarter of 68.6 percent;

o Announces an earnings decrease of $322,420 compared to the three months ended July 31, 2004;

o     Records earnings per share loss of $(.08);

Net sales totaled $10,782,680 for the three months ended July 31, 2005, an increase of $4,386,112 or 68.6 percent from $6,396,568 for the three months ended July 31, 2004.

Net earnings decreased $322,420, or 257.0 percent, to $447,875 or $(.08) per share for the three months ended July 31, 2005 compared to $125,455 or $(.03) per share for the three months ended July 31, 2004.

Andrew Gordon, President and CEO of Coffee Holding, remarked, "Obviously, we are never going to be satisfied with a losing quarter but quite frankly we remain upbeat. The loss itself was a result of a $270,000 increase in allowance for doubtful accounts receivable and an unrealized hedging loss - marked - to market at the end of the quarter. As of August 31, 2005 the majority of this unrealized loss has been reversed out. However, the coffee market continues to remain extremely volatile. Beyond these two one time events, the quarter was overall a positive considering prices declined by over 20% in roughly a 30 day period."

Gordon commented further, "Our sales of specialty green coffee remained high and profitable during the summer months and our branded and private label sales were healthy as well. In addition, we decreased prices by approximately 7% on our branded and private label coffees during this period in response to a price decline by national brands. However, despite the 20% decline in the price of green coffee and pricing pressure from national brands our overall gross margins declined by only 5.6%. In addition, we are extremely pleased with our 68% gain in revenue quarter to quarter."

In closing, Gordon stated, "The third quarter is always our toughest. Although there is little seasonality in the coffee business, the threat of a frost in Brazil coupled with vacation and summer malaise makes running a coffee business during the summer months a real challenge. We anticipate a strong rebound in the fourth quarter."

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company's private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

                                         COFFEE HOLDING CO., INC.
                                         CONDENSED BALANCE SHEETS
                                    JULY 31, 2005 AND OCTOBER 31, 2004

                                                                                    July 31,      October 31,
                                                                                      2005           2004
                                                                                  (unaudited)
                                   - ASSETS -
CURRENT ASSETS:
     Cash                                                                         $ 1,234,142   $   642,145
     Due from broker                                                                2,154,937       873,901
     Accounts receivable, net of allowance for doubtful
       accounts of $420,349 for 2005 and $150,349 for 2004                          4,070,460     4,005,755
     Inventories                                                                    3,559,831     2,258,289
     Prepaid expenses and other current assets                                        434,620       676,395
     Deferred tax asset                                                               238,200       136,900
                                                                                  -----------   -----------
         TOTAL CURRENT ASSETS                                                      11,692,190     8,593,385

Property and equipment, at cost, net of accumulated depreciation of
    $3,635,827 and  $3,354,418 for 2005 and 2004, respectively                      2,363,463     2,286,936
Deposits and other assets                                                              41,521        33,496
                                                                                  -----------   -----------
               TOTAL ASSETS                                                       $14,097,174   $10,913,817
                                                                                  ===========   ===========

                    - LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
     Current portion of term loan                                                 $        --   $   252,000
     Current portion of obligations under capital lease                                 9,216       111,060
     Line of credit borrowings                                                      1,328,161     2,685,045
     Accounts payable and accrued expenses                                          2,681,050     4,658,836
     Income taxes payable - current                                                        --       160,000
                                                                                  -----------   -----------
         TOTAL CURRENT LIABILITIES                                                  4,018,427     7,866,941

Obligations under capital lease, net of current portion                                    --         5,855
Income taxes payable - deferred                                                        69,500        45,200
                                                                                  -----------   -----------
         TOTAL LIABILITIES                                                          4,087,927     7,917,996
                                                                                  -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Preferred stock, par value $.001 per share; 10,000,000 shares authorized;
       none issued                                                                         --            --
     Common stock, par value $.001 per share; 30,000,000 shares authorized,
       5,529,830 and 3,999,650 shares issued and outstanding for 2005 and 2004,
       respectively                                                                     5,530         4,000
     Additional paid-in capital                                                     7,327,023       867,887
     Retained earnings                                                              2,676,694     2,123,934
                                                                                  -----------   -----------
         TOTAL STOCKHOLDERS' EQUITY                                                10,009,247     2,995,821
                                                                                  -----------   -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                        $14,097,174   $10,913,817
                                                                                  ===========   ===========


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

                                              COFFEE HOLDING CO., INC.
                                          CONDENSED STATEMENTS OF INCOME
                              THREE AND NINE MONTHS ENDED JULY 31, 2005 AND 2004
                                                         (Unaudited)

                                                    Nine Months Ended                 Three Months Ended
                                                       July 31,                          July, 31

                                                  2005            2004            2005            2004
                                                  ----            ----            ----            ----
NET SALES                                     $ 29,016,190    $ 18,577,528    $ 10,782,680    $  6,396,568

COST OF SALES                                   23,657,607      13,892,695       9,749,222       5,421,709
                                              ------------    ------------    ------------    ------------

GROSS PROFIT                                     5,358,583       4,684,833       1,033,458         974,859
                                              ------------    ------------    ------------    ------------

OPERATING EXPENSES:
     Selling and administrative                  3,801,669       3,091,110       1,420,090       1,036,381
     Bad debt expense                              270,000              --         270,000              --
     Officers' salaries                            399,271         370,424         135,975         123,475
                                              ------------    ------------    ------------    ------------
         TOTALS                                  4,470,940       3,461,534       1,826,065       1,159,856
                                              ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                      887,643       1,223,299        (792,607)       (184,997)
                                              ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
   Interest income                                  25,426           9,195          18,219           2,692

   Interest expense                                (88,130)       (137,846)        (24,908)        (56,250)
                                              ------------    ------------    ------------    ------------
                                                   (62,704)       (128,651)         (6,689)        (53,558)
                                              ------------    ------------    ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES                  824,939       1,094,648        (799,296)       (238,555)

   Provision (benefit) for income                  272,179         482,100        (351,421)       (113,100)
                                              ------------    ------------    ------------    ------------
   taxes

NET INCOME (LOSS)                             $    552,760    $    612,548    $   (447,875) $     (125,455)
                                              ============    ============    ============    ============

Basic  and diluted earnings (loss)            $        .12    $        .15    $       (.08)   $       (.03)
                                              ============    ============    ============    ============
per share

Weighted average common shares outstanding:

       Basic                                     4,448,864       3,999,650       5,332,644       3,999,650
                                              ============    ============    ============    ============
       Diluted                                   4,508,757       3,999,650       5,332,644       3,999,650
                                              ============    ============    ============    ============


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